UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,

Suite 500

Dallas, Texas 75248

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

In connection with the proposed acquisition of Lone Star Technologies, Inc. (“Lone Star”) by United States Steel Corporation, Frank Capovilla, on behalf of himself and holders of Lone Star common stock, filed a purported shareholder class action petition on March 29, 2007 in the District Court of Dallas County, Texas, under that court’s docket number DC-07-02979, against Lone Star and its individual directors.  The action seeks declaratory and injunctive relief related to the merger.  Specifically, the petition alleges self-dealing and breach of fiduciary duties in connection with the Lone Star board’s approval of the merger, and the purported plaintiffs seek: a declaration that the merger agreement is unenforceable; an injunction to enjoin the merger from going forward; and the imposition of a constructive trust in favor of the purported plaintiffs upon any benefits improperly received by the defendants.

Although Lone Star and its directors believe this lawsuit is without merit, Lone Star nevertheless entered into a Memorandum of Understanding (the “MOU”) with the plaintiff on May 15, 2007, in order to settle the litigation, facilitate timely completion of the proposed merger, and avoid the expense, risk, and distraction of continued litigation, all of which Lone Star believes to be in the best interest of its shareholders.  In accordance with the MOU, Lone Star will make certain additional disclosures to its shareholders in connection with the proposed merger, which will be included in the definitive proxy statement to be filed with the Securities and Exchange Commission on approximately May 16, 2007.  The MOU contemplates that the parties will enter into a settlement agreement, which will be subject to court approval following notice to and certification of a class of Lone Star shareholders defined in the MOU, and a release of claims by such class in connection with the Agreement and Plan of Merger, the merger, and the disclosures in the definitive proxy statement.  The MOU further contemplates that plaintiff’s counsel will petition the court for an award of specified attorneys’ fees and expenses, which Lone Star has agreed not to oppose, but the settlement is not contingent upon a specific award of fees and expenses.  The settlement will not affect the Agreement and Plan of Merger or the merger consideration.

IMPORTANT INFORMATION

In connection with the proposed merger, Lone Star intends to file a proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. Once available, Lone Star will mail the definitive proxy statement and other related materials to its shareholders. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by Lone Star with the SEC) at the SEC’s website, http://www.sec.gov, and at Lone Star’s website, http://www.lonestartech.com.

Participant Information

Lone Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lone Star shareholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Lone Star’s 2007 annual meeting of shareholders filed with the SEC on March 15, 2007 and a Form 10-K filed by Lone Star with the SEC on February 28, 2007, both of which are available free of charge from the SEC and Lone Star at their websites as indicated

above.  Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Lone Star with the SEC and which will be available free of charge from the SEC and Lone Star at their websites, as indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

	By:	/s/ Robert F. Spears
Robert F. Spears, Vice President, General Counsel and Secretary

Date: May 16, 2007